UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 18, 2012

(Date of earliest event reported)

CONSOLIDATED WATER CO. LTD.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands, B.W.I.	0-25248	Not Applicable
(State or Other Jurisdiction of	(Commission File No.)	(IRS Employer Identification No.)
Incorporation)

Regatta Office Park

Windward Three, 4th Floor

West Bay Road, P.O. Box 1114

Grand Cayman, KY1-1102

Cayman Islands

(Address of Principal Executive Offices)

(345) 945-4277

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Ocean Conversion (BVI) Ltd. (“OC-BVI”), an affiliate of Consolidated Water Co. Ltd. (the “Company”), has been involved in litigation with the Government of the British Virgin Islands (the “BVI Government”) regarding OC-BVI’s right to monetary damages and ownership and possession of a desalination plant (the “Baughers Bay plant”) located at Baughers Bay, Tortola.

On April 18, 2012, the Eastern Caribbean Supreme Court of Appeals (the “Appellate Court”) issued the latest ruling with respect to this litigation.

In 2006, the BVI Government notified OC-BVI that it was asserting a purported right of ownership over the Baughers Bay plant. Shortly thereafter the BVI Government ceased paying OC-BVI the price for the water supplied from the Baughers Bay plant that was in effect between the parties prior to the time this ownership dispute arose. In litigation that subsequently ensued in the Eastern Caribbean Supreme Court (the “Supreme Court”), the BVI Government sought ownership of the plant without compensation to OC-BVI and took the position that after the date the ownership dispute arose, OC-BVI was entitled to be paid only for its costs to produce the water it supplied from Baughers Bay. OC-BVI counterclaimed that it was entitled to full payment for all water supplied at the prices in effect before the BVI Government asserted its purported right, and that it should be paid by the BVI Government for approximately $4.7 million in improvements it made to the Baughers Bay plant.

On October 28, 2009, the Supreme Court granted ownership of the Baughers Bay plant to the BVI Government, ordered the BVI Government to pay OC-BVI an additional $10.4 million for the water supplied, and denied OC-BVI’s claim for compensation for the plant improvements.  OC-BVI and the BVI Government filed appeals of the judgment of the Supreme Court with the Appellate Court in October 2009. In the intervening period, the BVI Government has paid to OC-BVI $5.0 million of the $10.4 million awarded by the Supreme Court.

In its April 18, 2012 ruling the Appellate Court dismissed the BVI Government’s appeal against the judgment of the Supreme Court awarding US$10.4 million for the water supplied. Furthermore the Appellate Court awarded OC-BVI compensation for improvements made to the plant in the amount equal to the difference between (i) the value of the Baughers Bay plant at the date OC-BVI transferred possession of the plant to the BVI Government and (ii) $1.42 million (which represents the purchase price for the Baughers Bay plant under the water supply agreement previously in effect). OC-BVI was also awarded all of its court costs at the trial level and two-thirds of such costs incurred on appeal.

The BVI Government has the option to further appeal this ruling by the Appellate Court to the Privy Council in England within 42 days of the Appellate Court ruling. Accordingly, the amounts awarded by the Appellate Court will not be reflected in the Company’s earnings from its investment in OC-BVI until such time as the BVI Government pays OC-BVI such amounts.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Title

99.1	Press release issued by Consolidated Water Co. Ltd. on April 20, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED WATER CO. LTD.

By:	/s/ Frederick W. McTaggart
Name:	Frederick W. McTaggart
Title:	President & CEO

Date: April 20, 2012

EXHIBIT INDEX

Exhibit	Description

99.1	Press release issued by Consolidated Water Co. Ltd. on April 20, 2012.